EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("Agreement"), effective as of the 1st day of January, 2000, is by and between Celebrity Sports Network, Inc., a Colorado corporation with its principal place of business located at 1869 West Littleton Boulevard, Littleton, Colorado 80120 ("Corporation") and R. David Preston ("Employee").

     WHEREAS, Corporation and Employee desire to enter into an employment agreement setting forth certain terms and conditions of Employee's employment.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation hereby employs the Employee and the Employee hereby accepts employment on the terms and conditions hereinafter set forth as follows:

1. Term. Subject to the provisions for termination hereinafter provided, the initial term of this Agreement shall commence on the effective date hereof, and continue for a term of one year. Such term shall be automatically renewed, unless within 60 days prior to expiration written notice is given by either party that the Agreement should not be renewed. Upon renewal, the Corporation and Employee may agree to modification of any of the terms or conditions of this Agreement, except that employee's compensation may not be reduced without Employee's consent. Any such modification shall be set forth in an amendment to this agreement executed by both parties.

2. Duties. Employee is engaged as the President of the Corporation. In such capacity, Employee shall exercise supervision of the daily operations of the Corporation, subject to the control of the Board of Directors, and shall assist the Board in the day-to-day administration of the Corporation. He shall perform all duties incident to such position, such other duties as from time to time may be assigned by the Board of Directors and shall adhere to the policies of the Corporation as set by the Board of Directors.

3. Compensation. For all services rendered by the Employee under this Agreement, commencing as of the effective date hereof, the Corporation shall be obligated to pay the Employee a salary of $48,000 per year, such salary to be paid on a semi-monthly basis on the dates and at the times as is the regular practice of the Corporation. Employee shall also be entitled to participate in any and all benefit plans maintained by the Corporation for its employees, including pension, equity option, profit sharing and health insurance plans which the Corporation may adopt from time to time; provided however that the Corporation shall not be obligated to provide any or all of these benefits to employees.

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4.   Best Efforts of Employee. Employee shall devote his full time to the
     Corporation during normal business hours. Employee recognizes that his duties may from time to time require his services after hours or on weekends. Employee shall at all times faithfully, with diligence and to the best of his ability, experience and talents, perform all the duties that may be required of and from him pursuant to the express and implicit terms hereof to the reasonable satisfaction of the Corporation. Such services shall be rendered at such other place or places as the Corporation shall in good faith require or as the interest, needs, business or opportunity of the Corporation shall require.

5. Working Facilities. Employee shall be furnished with all such facilities and services suitable to his position and adequate for the performance of his duties.

6. Expenses. Employee may incur certain expenses on behalf of the Corporation and in pursuit of his duties. Employee shall be entitled to reimbursement of all reasonable and necessary expenses incurred by him on behalf of the Corporation upon submission of an itemized account and receipts for such expenditures in accordance with guidelines determined by the Internal Revenue Service. Employee may be reimbursed for such expenses not less frequently than monthly.

7. Vacation. Employee shall be entitled each year to two weeks vacation during which time his compensation shall be paid in full. Employee shall endeavor to arrange his vacation to avoid seriously interfering with the business of the Corporation.

8. Sickness and Disability. Employee shall be granted sick leave in accordance with the Corporation's general policies and procedures.

9.   Termination.

     (a) This Agreement shall terminate on the first to occur of the following events:

          (1) Sixty (60) days written notice by either party;
          (2) Death of Employee; or
          (3) Immediately upon written notice from the Corporation terminating Employee for cause, as defined below;

     (b) In the event of termination by the Corporation under paragraph 9(a)(1), the Corporation shall pay Employee 30 days severance pay after Employee's employment with the Corporation ends. In the case of termination by the Corporation under paragraph 9(a)(1), the Corporation may elect to pay Employee 90 days severance pay immediately, in lieu of the notice required. Employee shall not be entitled to any additional compensation upon his resignation or death, or if terminated for cause.

     (c) For purposes of this Section 9, "cause" shall be defined as meaning such conduct by the Employee which constitutes in fact or in law a breach of fiduciary duty, felonious conduct or other activity materially adverse to the interests of the Corporation, in the opinion of the Board of Directors.

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10.  Notices. All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested facsimile to, in the case of the Corporation:

          Celebrity Sports Network, Inc.
          1869 West Littleton Boulevard
          Littleton, Colorado 80120

          with copies to each Director of the Corporation

     and in the case of the Employee:

          R. David Preston
          2119 Arapahoe Street
          Golden, Colorado 80401

11. Survival of Representations, Warranties and Covenants. This Agreement and the representations, warranties, covenants and other agreements (however characterized or described) by both parties hereto and contained herein or made pursuant to the provisions hereof shall survive the execution and delivery of this Agreement and the provisions of Section 9 shall survive termination of this Agreement.

12. Severability. If any provisions of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

13. Waiver. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act of occurrence shall not be deemed to be a consent to any other act of occurrence.

14. General Provisions. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understanding relating to the subject matter hereof, and this Agreement may not be modified or amended or any term of provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver of discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning thereof. The Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

CORPORATION:                                 EMPLOYEE:
Celebrity Sports Network, Inc.
    a Colorado corporation


By: /s/ Robbin M. Minkel                     /s/ R. David Preston
---------------------------------            -----------------------------------
Robbin M. Minkel, its Vice President         R. David Preston






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